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                                                                      Exhibit 21




                        CHAMPION HEALTHCARE CORPORATION
                              LIST OF SUBSIDIARIES

                                                  STATE OF
                      NAME                      INCORPORATION           DOING BUSINESS AS
     ------------------------------------      ---------------    ------------------------------
     CHC-A of Midland, Inc.                       Texas           Physicians & Surgeons Hospital
     CHC-B of Midland, Inc.                       Texas           Westwood Medical Center
     CHC Finance, Inc.                            Texas           N/A
     Baytown Medical Center, Inc.                 Texas           BayCoast Medical Center
     CHC/Psychiatric Healthcare                  Delaware         N/A
             Corporation
     Psychiatric Healthcare Corporation          Delaware         Crossroads Regional Hospital
             of Louisiana
     Psychiatric Healthcare Corporation          Delaware         Lakeland Regional Hospital
             of Missouri
     Champion Healthcare Corporation of        North Dakota       N/A
             North Dakota, Inc.
     CareServices of America, Inc.               Delaware         N/A
     CHC-Salt Lake City, Inc.                      Utah           Coalville Ambulance
                                                                  Magna Health Center
                                                                  Northeast Family Health Center
                                                                  Park City Ambulance
                                                                  Salt Lake Internal Medicine
                                                                  Salt Lake Regional Medical
                                                                    Center
                                                                  Salt Lake Regional Medical
                                                                    Services
                                                                  Southeast Center for Family
                                                                    Medicine
                                                                  Southwest Center for Family
                                                                    Medicine
                                                                  Southwest Emergency  Clinic
                                                                  Sports Medicine and Specialty
                                                                    Clinics
                                                                  Utah Physician  Medicine

     CHC-Jordan Valley, Inc.                       Utah           N/A
     Champion Healthcare Holdings, Inc.          Delaware         N/A
     CHC of Virginia, Inc.                       Virginia         N/A
     CHC - Prattville, Inc.                      Alabama          N/A
     CHC - Nursing Center, Inc.                  Alabama          N/A